Unaudited Pro Forma Condensed Combined Financial Information
Introduction
On May 25, 2022, Westwood Holdings Group, Inc. (the “Company” or “Westwood”), a Delaware corporation, Salient Capital Management, LLC, a Delaware limited liability company, Salient Partners, L.P. (“Salient Partners”), a Delaware limited partnership, the other Sellers as listed on Annex A attached thereto entered into a Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company agreed to purchase Salient Partners’ asset management business (the “Business”).
Salient Partners is a Houston-based real asset and investment firm that offered a suite of strategies focused on energy and infrastructure, real estate and tactical alternative investments. The firm had $4.5 billion in assets under management as of November 18, 2022. Pursuant to the Purchase Agreement, Westwood purchased substantially all of the properties, rights and assets and assume certain liabilities of the Business (the “Acquisition”). Westwood acquired Salient Partners’ four distinct investment capabilities: Energy Infrastructure, Tactical Equity, Real Estate, and Private Investments, as defined in the Company’s Form 8-K filed on May 25, 2022. The Acquisition closed on November 18, 2022, and Westwood is accounting for this asset acquisition as a business combination.
In order to provide additional cash for the purchase of the Business, in November 2022 the Company liquidated certain investments (“Investment Liquidation”) within its portfolio. These investments primarily consisted of liquid investments held in United States Treasury Bills. The Investment Liquidation resulted in the Company receiving cash proceeds of approximately $36.7 million, a portion of which will be used to fund the Acquisition.
The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The unaudited pro forma condensed combined balance sheet as of September 30, 2022 gives effect to the Acquisition and Investment Liquidation as if the transactions had been completed on September 30, 2022 and combines the unaudited condensed consolidated balance sheet of Westwood as of September 30, 2022 with the unaudited condensed consolidated balance sheet of Salient Partners as of September 30, 2022.
The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2022 and the year ended December 31, 2021 give effect to the Acquisition and Investment Liquidation as if they had occurred on January 1, 2021, the beginning of the earliest period presented, and combines the historical results of Westwood and Salient Partners. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2022 combines the unaudited condensed consolidated statement of operations of Westwood for the nine months ended September 30, 2022, and the unaudited condensed consolidated statement of operations of Salient Partners for the nine months ended September 30, 2022. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2021 combines the audited consolidated statement of operations of Westwood for the year ended December 31, 2021 with the audited consolidated statement of operations of Salient Partners for the year ended December 31, 2021.
The historical condensed consolidated financial statements of Westwood and the historical condensed consolidated financial statements of Salient Partners have been adjusted in the accompanying unaudited pro forma condensed combined financial information to give effect to pro forma events that are transaction accounting adjustments which are necessary to account for the Acquisition, in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The unaudited pro forma adjustments are based upon available information and certain assumptions that our management believes are reasonable.
The unaudited pro forma condensed combined financial information should be read in conjunction with:
a.the accompanying notes to the unaudited pro forma condensed combined financial information;
b.the separate unaudited condensed consolidated financial statements of Westwood as of and for the nine months ended September 30, 2022 and the related notes, included in Westwood's Quarterly Report on Form 10-Q for the nine months ended September 30, 2022;
c.the separate audited consolidated financial statements of Westwood as of and for the year ended December 31, 2021 and the related notes, included in Westwood's Annual Report on Form 10-K for the year ended December 31, 2021;

d.the separate unaudited condensed consolidated financial information of Salient Partners as of and for the nine months ended September 30, 2022, filed as Exhibit 99.2 to this Form 8-K/A;
e.the separate audited consolidated financial statements of Salient Partners as of and for the year ended December 31, 2021 and the related notes, filed as Exhibit 99.1 to this Form 8-K/A.
Accounting for the Acquisition
The Acquisition is being accounted for as a business combination using the acquisition method with Westwood as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under this method of accounting, the aggregate purchase consideration will be allocated to Salient Partner’s assets acquired and liabilities assumed based upon their estimated fair values at the date of completion of the Acquisition.
The process of valuing the net assets of Salient Partners immediately prior to the Acquisition, as well as evaluating accounting policies for conformity, is preliminary. Any excess between the estimated fair value of the consideration transferred and the estimated fair value of the assets acquired, and liabilities assumed will be recorded as goodwill. Accordingly, the aggregate consideration allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to revision based on a final determination of the fair value of Salient Partners’ net assets and certain elements of Westwood’s consideration transferred. Amounts for both entities are the best estimate based on information available at the time of the analysis. Refer to Note 1—Basis of Presentation below for more information.
The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only to reflect the Acquisition related pro forma adjustments, and is not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the purchase occurred as of the dates indicated. The pro forma adjustments are based on information available at the time of the filing, and on certain assumptions that Westwood believes are reasonable. The unaudited pro forma condensed combined financial information also should not be considered indicative of the future results of operations or financial position of Westwood.
The reclassification and transaction accounting adjustments presented within the unaudited condensed combined financial information are subject to change. As additional information is obtained, final values may be materially different than the amounts shown within the unaudited pro forma financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of September 30, 2022
(in thousands, except per share amounts)

	Historical
	Westwood	Salient Partners Reclassified (Note 2)	Other Transaction Accounting Adjustments	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets
Cash and cash equivalents	$22,470	$5,982	$36,663	$(5,982)	5(A)	$17,553
				(41,580)	5(B)
Accounts receivable	9,290	3,294	—	—		12,584
Investments, at fair value	51,564	—	(36,850)	—		14,714
Prepaid income taxes	569	—	—	—		569
Other current assets	2,647	1,034	—	—		3,681
Total Current assets	86,540	10,310	(187)	(47,562)		49,101
Investments	4,455	4,659	—	1,941	5(E)	11,055
Noncurrent investments at fair value	4,001	319	—	—		4,320
Goodwill	16,401	25,922	—	(4,548)	5(C)	37,775
Deferred income taxes	1,097	—	—	—		1,097
Operating lease right-of-use assets	5,286	—	—	—		5,286
Intangible assets, net	10,693	2,046	—	17,254	5(D)	29,993
Property and equipment, net of accumulated depreciation	1,717	88	—	—		1,805
Other long-term assets	797	—	—	—		797
Total Assets	$130,987	$43,344	$(187)	$(32,915)		$141,229
LIABILITIES
Current liabilities
Accounts payable and accrued liabilities	$2,876	$13,415	$—	$(7,682)	5(A)	$6,786
				(1,823)	5(F)
Dividends payable	1,726	—	—			1,726
Compensation and benefits payable	5,900	—	—	—		5,900
Operating lease liabilities	1,484	—	—	—		1,484
Subordinated debt	—	41,414	—	(41,414)	5(A)	—
Senior debt	—	16,891	—	(16,891)	5(A)	—
Note payable	—	4,004	—	(4,004)	5(A)	—
Restructuring fee payable	—	2,500	—	(2,500)	5(A)	—
SBA loan	—	1,860	—	(1,860)	5(A)	—
Total Current liabilities	11,986	80,084	—	(76,174)		15,896
Accrued dividends	554	—	—	—		554
Noncurrent operating lease liabilities	4,940	—	—	—		4,940
Contingent consideration for acquisitions	—	—	—	12,999	5(G)	12,999
Total Liabilities	$17,480	$80,084	$—	$(63,175)		$34,389
EQUITY
Stockholder’s equity (deficit)

Common stock, $0.01 par value	$110	$—	$—	$—		$110
Additional paid-in capital	199,594	—	—	—		199,594
Treasury stock, at cost -2,648,278 shares at September 30, 2022; 2,405,154 shares at December 31, 2021	(85,227)	—	—	—		(85,227)
Retained earnings (accumulated deficit)	(970)	(36,740)	(187)	68,369	5(A)	(7,637)
				(38,109)	5(H)
Total Stockholder’s equity (deficit)	$113,507	$(36,740)	$(187)	$30,260		$106,840
Total Liabilities and Stockholder’s Equity (Deficit)	$130,987	$43,344	$(187)	$(32,915)		$141,229

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2022
(in thousands, except per share amounts)

	Historical
	Westwood	Salient Partners Reclassified (Note 2)	Transaction Accounting Adjustments		Pro Forma Combined
Revenues
Advisory Fees
Asset-based	$33,244	$22,925	$—		$56,169
Trust fees	16,257	—	—		16,257
Other, net	(1,276)	—	—		(1,276)
Private placement commission	—	186	—		186
Total Revenues	48,225	23,111	—		71,336
Expenses
Employee compensation and benefits	28,993	11,942	750	6(D)	41,685
Sales and marketing	1,326	164	—		1,490
Westwood mutual funds	1,812	—	—		1,812
Information technology	5,934	2,223	—		8,157
Professional services	4,655	1,460	—		6,115
General and administrative	6,570	1,857	1,945	6(A)	10,372
Servicing and placement fees	—	4,620	—		4,620
Total Expenses	49,290	22,266	2,695		74,251
Net operating income (loss)	(1,065)	845	(2,695)		(2,915)
Net change in unrealized appreciation (depreciation) on private investments	(511)	—	—		(511)
Net investment income	93	2	—		95
Other income	598	—	—		598
Debt modification costs	—	(298)	298	6(C)	—
Interest expense	—	(1,120)	1,120	6(C)	—
Restructuring fee	—	(1,750)	1,750	6(C)	—
Equity in earnings of unconsolidated affiliates	—	899	—		899
Other expense, net	—	(1,479)	—		(1,479)
Income (loss) before income taxes	(885)	(2,901)	473	6(E)	(3,313)
Income tax provision	618	—	(631)	6(E)	(13)
Net income (loss)	$(1,503)	$(2,901)	$1,104		$(3,300)
Total comprehensive income (loss)	$(1,503)	$(2,901)	$1,104		$(3,300)
Earnings (loss) per share:
Basic 6(F)	$(0.19)		—		$(0.42)
Diluted 6(F)	$(0.19)		—		$(0.42)
Weighted average shares outstanding:
Basic	7,867,555		—		7,867,555
Diluted	7,867,555		—		7,867,555

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2021
(in thousands, except per share amounts)

	Historical
	Westwood	Salient Partners Reclassified (Note 2)	Other Transaction Accounting Adjustments	Transaction Accounting Adjustments		Pro Forma Combined
Revenues
Advisory Fees
Asset-based	$45,927	$28,111	$—	$—		$74,038
Performance-based	3,335	—	—	—		3,335
Trust fees	24,030	—	—	—		24,030
Trust performance-based	101	—	—	—		101
Other, net	(339)	—	—	—		(339)
Private placement commission	—	300	—	—		300
Total Revenues	73,054	28,411	—	—		101,465
Expenses
Employee compensation and benefits	42,532	15,864	—	600	6(B)	59,996
				1,000	6(D)
Sales and marketing	1,280	96	—	—		1,376
Westwood mutual funds	2,657	—	—	—		2,657
Information technology	8,161	2,855	—	909	6(B)	11,925
Professional services	4,391	2,914	—	4,888	6(B)	12,193
General and administrative	8,074	2,299	—	2,593	6(A)	13,049
				83	6(B)
Servicing and placement fees	—	5,706	—	—		5,706
Total Expenses	67,095	29,734	—	10,073		106,902
Net operating income (loss)	5,959	(1,323)	—	(10,073)		(5,437)
Realized gains on private investments	8,371	—	—	—		8,371
Net change in unrealized appreciation (depreciation) on private investments	(1,797)	—	—	—		(1,797)
Net investment income	868	11	—	—		879
Other income	602	30	(187)	—		445
Debt modification costs	—	(1,247)	—	1,247	6(C)	—
Interest expense	—	(2,912)	—	2,912	6(C)	—
Restructuring fee	—	(750)	—	750	6(C)	—
Impairment of investments in unconsolidated affiliates	—	(156)	—	—		(156)
Equity in earnings of unconsolidated affiliates	—	768	—	—		768
SBA loan forgiven	—	1,711	—	(1,711)	6(C)	—
Term loan and revolver including interest forgiveness	—	18,436	—	(17,715)	6(C)	721
Realized loss on unconsolidated affiliates	—	(105)	—	—		(105)
Other expense, net	—	—	—	—		—
Income (loss) before income taxes	14,003	14,463	(187)	(24,590)	6(E)	3,689
Income tax provision	4,240	—	—	(2,682)	6(E)	1,558
Income from discontinued operations	—	734	—	—		734
Gain on sale of business, net of transaction cost	—	2,660	—	—		2,660

Net income (loss)	$9,763	$17,857	$(187)	$(21,908)	$5,525
Total comprehensive income (loss)	$9,763	$17,857	$(187)	$(21,908)	$5,525
Earnings (loss) per share:
Basic 6(F)	$1.24	—	—	—	$0.70
Diluted 6(F)	$1.23	—	—	—	$0.68
Weighted average shares outstanding:
Basic	7,875,395	—	—	—	7,875,395
Diluted	7,927,972	—	—	—	8,123,898

Note 1. Basis of Presentation
The pro forma condensed combined financial information has been prepared by Westwood in accordance with Article 11 of Regulation S-X. The pro forma condensed combined financial information reflects transaction accounting adjustments management believes are necessary to present fairly Westwood’s pro forma financial position and results of operations following the closing of the Acquisition and the Investment Liquidation as of and for the periods indicated. The transaction accounting adjustments depict the accounting for the Acquisition as required by U.S. GAAP. The adjustments related to the Investment Liquidation are shown in a separate column as Other Transaction Accounting Adjustments. The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies, or revenue enhancements that the combined company may achieve as a result of the Acquisition, nor does it reflect the costs to integrate the operations of Westwood and Salient Partners or the costs necessary to achieve any cost savings, operating synergies, and revenue enhancements.
The unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations, with Westwood being considered the accounting acquirer, using the fair value concepts defined in ASC Topic 820, Fair Value Measurement, and based on the historical condensed consolidated financial statements of Westwood and the historical condensed consolidated financial statements of Salient Partners. Under ASC Topic 805, all assets acquired and liabilities assumed in a business combination are generally recognized and measured at their assumed acquisition date fair value, while transaction costs and restructuring costs associated with the business combination are expensed as incurred. The excess of acquisition consideration over the fair value of assets acquired and liabilities assumed is allocated to goodwill.
The transaction accounting adjustments represent Westwood’s managements’ best estimates and are based upon currently available information and certain assumptions that Westwood believes are reasonable under the circumstances. The fair values are subject to adjustment for up to one year after the close of the Acquisition as additional information is obtained.
No additional adjustments were deemed to be necessary in order to conform accounting policies of Westwood and Salient Partners. As additional information is obtained, Westwood will continue to evaluate Salient Partner’s accounting policies. As a result of the evaluation, Westwood may identify additional differences between the accounting policies of the two companies, which when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.
Note 2. Reclassification Adjustments
The reclassification adjustments are considered by management to be reasonable, and reflective of adjustments necessary to report Westwood’s financial condition and results of operations as if the Acquisition were completed. Certain reclassification adjustments have been made to the opening balances of the condensed combined financial information to conform Salient Partner’s historical condensed consolidated balance sheet and income statements to Westwood’s financial statement presentation.
The combined company will finalize the review of accounting policies and reclassifications as additional information is obtained, which could be materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein:

Notes To Unaudited Pro Forma Condensed Combined Financial Information

SALIENT PARTNERS’ HISTORICAL AS ADJUSTED BALANCE SHEET
As of September 30, 2022
(in thousands)

	As of September 30, 2022
	Historical (Before Reclassifications)	Reclassification		Reclassified
ASSETS
Current assets
Cash and cash equivalents	$5,982	$—		$5,982
Accounts receivable	3,294	—		3,294
Other current assets	1,034	—		1,034
Total Current assets	10,310	—		10,310
Investments	4,978	(319)	(i)	4,659
Noncurrent investments at fair value	—	319	(i)	319
Goodwill	25,922	—		25,922
Intangible assets, net	2,046	—		2,046
Property and equipment, net of accumulated depreciation	88	—		88
Total Non-current assets	33,034	—		33,034
Total Assets	43,344	—		43,344
LIABILITIES AND PARTNERS’ DEFICIT				—
Current liabilities				—
Accounts payable and accrued liabilities	$13,238	$177	(ii)	$13,415
Subordinated debt	41,414	—		41,414
Senior debt	16,891	—		16,891
Note payable	4,004	—		4,004
Restructuring fee payable	2,500	—		2,500
SBA loan	1,860	—		1,860
State margin taxes payable	82	(82)	(ii)	—
Other current liabilities	95	(95)	(ii)	—
Total Current liabilities	80,084	—		80,084
Total Liabilities	80,084	—		80,084
PARTNERS’ DEFICIT
Total partners’ deficit	(36,740)			(36,740)
Total Liabilities and Equity	$43,344	$—		$43,344
i. Represents the reclassification of readily marketable investments to align with historical reporting of Westwood. Westwood classifies these amounts within Noncurrent investments at fair value.
ii. Represents the reclassification of state margin taxes payable and other current liabilities to align with historical reporting of Westwood. Westwood classifies these amounts within Accounts payable and accrued liabilities.

Notes To Unaudited Pro Forma Condensed Combined Financial Information

SALIENT PARTNERS’ AS ADJUSTED HISTORICAL FINANCIAL STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2022
(in thousands)

	Nine Months Ended September 30, 2022
	Historical (Before Reclassification	Reclassification		Reclassified
Revenues
Advisory Fees
Asset-based	$—	$22,925	(i)	$22,925
Performance-based	—	—		—
Fund management and investment advisory	22,802	(22,802)	(i)	—
Other, net	123	(123)	(i)	—
Private placement commission	186	—		186
Total Revenues	23,111	—		23,111
Expenses
Servicing and private placement fees	4,620	—		4,620
Employee compensation and benefits	11,942	—		11,942
Travel expense	107	(107)	(ii)	—
Sales and marketing	57	107	(ii)	164
Information technology	2,223	—		2,223
Professional services	1,460	—		1,460
Depreciation and amortization	61	(61)	(iii)	—
Occupancy expense	375	(375)	(iii)	—
Insurance expense	384	(384)	(iii)	—
State margin tax	88	(88)	(iii)	—
General and administrative	949	908	(iii)	1,857
Total Expenses	22,266	—		22,266
Net operating income	845	—		845
Debt modification costs	(298)	—		(298)
Interest expense	(1,120)	—		(1,120)
Restructuring fee	(1,750)	—		(1,750)
Equity in earnings of unconsolidated affiliates, net	899	—		899
Interest and dividend income	2	(2)	(iv)	—
Net investment income	—	2	(iv)	2
Other expense, net	(1,479)	—		(1,479)
Other income	—	—		—
Income (loss) before income taxes	(2,901)	—		(2,901)
Income tax provision	—	—		—
Net income (loss)	$(2,901)	$—		$(2,901)
Total comprehensive income (loss)	$(2,901)	$—		$(2,901)

Notes To Unaudited Pro Forma Condensed Combined Financial Information

SALIENT PARTNERS’ AS ADJUSTED HISTORICAL FINANCIAL STATEMENT OF OPERATIONS
For the Year Ended December 31, 2021
(in thousands)

	Year Ended December 31, 2021
	Historical (Before Reclassification)	Reclassification		Reclassified
Revenues
Advisory Fees
Asset-based	$—	$28,111	(i)	$28,111
Fund management and investment advisory	27,940	(27,940)	(i)	—
Other, net	171	(171)	(i)	—
Private placement commission	300	—		300
Total Revenues	28,411	—		28,411
Expenses
Servicing and private placement fees	5,706	—		5,706
Employee compensation and benefits	15,864	—		15,864
Travel expense	44	(44)	(ii)	—
Sales and marketing	52	44	(ii)	96
Information technology	2,855	—		2,855
Professional services	2,914	—		2,914
Depreciation and amortization	144	(144)	(iii)	—
Occupancy expense	419	(419)	(iii)	—
Insurance expense	416	(416)	(iii)	—
State margin tax	102	(102)	(iii)	—
General and administrative	1,218	1,081	(iii)	2,299
Total Expenses	29,734	—		29,734
Net operating loss	(1,323)	—		(1,323)
Debt modification costs	(1,247)	—		(1,247)
Interest expense	(2,912)	—		(2,912)
Restructuring fee	(750)	—		(750)
Impairment of investments in unconsolidated affiliates	(156)	—		(156)
Equity in earnings of unconsolidated affiliates, net	768	—		768
Interest and dividend income	11	(11)	(iv)	—
SBA loan forgiven	1,711	—		1,711
Term loan and revolver including interest forgiveness	18,436	—		18,436
Realized loss on unconsolidated affiliates	(105)	—		(105)
Net investment income	—	11	(iv)	11
Other expense, net	30	—		30
Income (loss) before income taxes	14,463	—		14,463
Income tax provision	—	—		—
Income from discontinued operations	734	—		734
Gain on sale of business, net of transaction costs	2,660	—		2,660
Net income	$17,857	$—		$17,857
Total comprehensive income	$17,857	$—		$17,857
i. Represents the reclassification of Fund management and investment advisory and Fiduciary fee income, to align with historical reporting of Westwood. Westwood classifies these amounts as Asset-based advisory fees.
ii. Represents the reclassification of Travel expense, to align with historical reporting of Westwood. Westwood classifies travel expenses as Sales and Marketing expenses.
iii. Represents the reclassification of Depreciation and amortization, Occupancy expense, insurance expense, and state margin tax, to align with historical reporting of Westwood. Westwood classifies these expenses as General and Administrative.

Notes To Unaudited Pro Forma Condensed Combined Financial Information
iv. Represents the reclassification of Interest and dividend income, to align with historical reporting of Westwood. Westwood classifies this income as Net investment income.
Note 3. Other Transaction Accounting Adjustments
In November 2022 the Company sold investments held in United States Treasury Bills with a fair value of $36.9 million for $36.7 million in cash, resulting in a loss on disposal of $0.2 million. The investments in Treasury Bills were classified as Investments, at fair value within the balance sheet. The Investment Liquidation was completed by the Company mainly to provide additional cash to fund the Acquisition. Adjustments related to the Investment Liquidation have been shown separately from the transaction adjustments. Adjustments to the Pro Forma Condensed Combined Balance Sheet reflect receipt of cash proceeds and liquidation of investments, with an impact to retained earnings for the realized losses on disposal of investments. Adjustments to the Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2021 reflect the realized loss on disposal of investments.
Note 4. Calculation of Estimated Acquisition Consideration and Preliminary Purchase Price Allocation
Estimated Acquisition Consideration
The estimated Acquisition consideration for the purpose of this unaudited pro forma condensed combined financial information is estimated to be approximately $46.3 million, subject to adjustments for working capital, client consent agreements and contingent consideration. The following table summarizes the preliminary estimate of the acquisition consideration to be transferred as a result of the Acquisition:

(in thousands)
Base Purchase Price - Cash	$35,000
Plus: Net Working Capital Adjustment (1)	1,662
Less: Client Consent Adjustment (2)	(3,293)
Less: Due For Transaction Expenses (3)	(92)
Total Cash Consideration:	33,277
Plus: Revenue Retention Payments (4)	10,637
Plus: Growth Earnout Period Payments (5)	2,362
Total Estimated Consideration:	$46,276
(1) The estimated consideration includes an adjustment based on net working capital of Salient Partners. The net working capital adjustment is determined by calculation of the net working capital of Salient Partners at Acquisition close date, less a target net working capital amount of $250.0 thousand. The adjustment above of $1.7 million is based on the available information at the time of the analysis. The net working capital adjustment will increase the cash amount of the base purchase price and is not expected to materially change from the estimated amount.
(2) The Client Consent Adjustment is an adjustment of the base purchase price based off a mutually agreed upon revenue run rate metric expressed as a percentage. The revenue run rate metric is the closing revenue run rate divided by a contractually stipulated base revenue run rate. No adjustment is made to the base purchase price if the revenue run rate metric is greater than 95%. If the revenue run rate metric is less than 95%, an adjustment is made to the base purchase price. Based off the best estimate at the time of the analysis, the revenue run rate metric was estimated as approximately 91%. The end adjustment resulting from this calculated as 100% less the 91%, multiplied by the base purchase price of $35.0 million. This amount is estimated to be $3.3 million and is a reduction to the cash purchase price.
(3) Due For Transaction Expense is comprised of $92.0 thousand of transaction expenses payable by Salient Partners.
(4) The Acquisition contains contingent consideration related to Revenue Retention Payments. This has a maximum payment amount of $15.0 million. The gross amount is based on the retention of a minimum level of net revenue (as calculated under the Purchase Agreement) of the Business in the 15, 18, 21 and 24 months following the close of the Acquisition. The revenue retention payment if any, is expected to be paid using cash on hand. The estimated fair value of $10.6 million is included in total estimated consideration, and is based on the best estimate at the time of the analysis utilizing an income based approach, specifically a probability-weighted discounted cash flow method to

Notes To Unaudited Pro Forma Condensed Combined Financial Information
capture the uncertainty in the future payments related to uncertainty of the condition underlying the earn out being met. This amount is an increase to Total Estimated Consideration. A hypothetical 10% change in the valuation of the Revenue Retention Payment would result in a change to Total Estimated Consideration of approximately $1.0 million, with a corresponding change in goodwill.
(5) The Acquisition contains contingent consideration related to Growth Earnout Period payments. The contingent consideration has a maximum payment amount of $10.0 million. The growth earnout payment is based on the growth in net revenue (as calculated under the Purchase Agreement) of the Business in the second and third years following the close of the Acquisition. The growth earnout payment, if any, would be paid in shares of the Company’s common stock in amount equivalent to the dollar value of the earn out. The estimated fair value of $2.4 million is included in total estimated consideration, and is based on the best estimate at the time of the analysis utilizing income based approach, specifically a probability-weighted discounted cash flow method to capture uncertainty in the future payments related to uncertainty of the condition underlying the earn out being met. This amount is an increase to Total Estimated Consideration. A hypothetical 10% change in the valuation of the Growth Earnout Period payments would result in a change to Total Estimated Consideration of approximately $0.2 million, with a corresponding change in goodwill.
Preliminary Purchase Price Allocation
Under the business combination method of accounting, the identifiable assets acquired, and liabilities assumed of Salient Partners will be recognized and measured at fair value as of the closing date of the Acquisition and added to those of Westwood. The determination of fair value used in the transaction adjustments presented herein are preliminary and based on management estimates of the fair value and useful lives of the assets acquired and liabilities assumed, and may be subject to change if additional information is obtained. The costs of finite-lived intangible assets are amortized through expense over their estimated lives. The actual allocations may differ from the transaction accounting adjustments presented.
The following table sets forth a preliminary allocation of the estimated acquisition consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Salient Partners (refer to Note 5(A) for assets not acquired and liabilities not assumed) based on Salient Partner’s unaudited condensed consolidated balance sheet as of September 30, 2022, with the excess recorded as goodwill:

Notes To Unaudited Pro Forma Condensed Combined Financial Information

(in thousands)
Total consideration	$46,276

Assets
Current assets:
Accounts receivable	3,294
Other current assets	1,034
Total current assets	4,328
Investments(1)	6,600
Noncurrent investments at fair value	319
Property and equipment, net of accumulated depreciation(2)	88
Intangible assets, net	19,300
Total Assets	$30,635

Liabilities
Current liabilities:
Accounts payable and accrued liabilities	5,733
Total Liabilities	$5,733

Less: Net Assets	$24,902

Goodwill	$21,374
(1) Investments is comprised of historical equity method investments held by Salient Partners. The book value was adjusted to fair value based on the results of the valuation. These investments will continue to be accounted for as equity method investments by Westwood.
(2) Property and equipment, net of accumulated depreciation approximate fair value, thus no adjustment was recorded to the carrying value of the assets.
Intangible Assets
Preliminary identifiable intangible assets in the unaudited pro forma condensed combined financial information consist of the following:

	Preliminary Estimated Fair Value	Estimated Useful Life
	(in thousands)	(in years)
Client relationships	$14,400	15
Trade name	3,800	3
Non-compete agreements	1,100	3
Total	$19,300
The estimated fair values and useful lives of identifiable intangible assets are preliminary and have been performed based on the best information available at the time of this analysis. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and the related amount of straight-line amortization, may differ materially from this preliminary allocation. Preliminary intangible assets include non-compete agreements entered into with Salient Partners employees in conjunction with the Acquisition. The non-compete agreements have an estimated fair value of $1.1 million. Although non-compete agreements with employees of a target may be accounted for as transactions separate from a business combination, management has determined the value of such assets to be immaterial and expects the accounting treatment to be similar if accounted for separate from the Acquisition.

Notes To Unaudited Pro Forma Condensed Combined Financial Information
Any change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill. A hypothetical 10% change in the valuation of intangible assets would result in a corresponding increase or decrease in the balance of goodwill of approximately $1.9 million. A hypothetical 10% change in the valuation of intangible assets would result in a change to annual amortization expense of approximately $195.0 thousand for the nine months ended September 30, 2022 and approximately $259.0 thousand for the year ended December 31, 2021.
The preliminary fair value of the Trade Name is determined using the income approach, specifically the relief from royalty method. The preliminary fair value of the Customer Relationships is also determined using the income approach, specifically the multi-period excess earnings method. The most significant assumptions applied in the development of the intangible asset fair values include: the amount and timing of future cash flows, the selection of discount and royalty rates, and the assessment of the asset’s economic life.
Investments
Preliminary investments in the unaudited pro forma condensed combined financial information consist of the following:

Preliminary Estimated Fair Value
(in thousands)
Investments	$6,600
The estimated fair value of investments is preliminary and have been performed based on the best information available at the time of this analysis. As discussed above, the amount that will ultimately be allocated to investments, may differ materially from this preliminary allocation.
A hypothetical 10% change in the valuation of investments would result in a corresponding increase or decrease in the balance of goodwill of approximately $660.0 thousand, with a corresponding change in goodwill.

Note 5. Transaction Accounting Adjustments for Condensed Combined Balance Sheet
A.In connection with the Purchase Agreement, Westwood does not acquire certain assets nor assume certain liabilities. Assets not acquired are Cash and cash equivalents. Liabilities not assumed are certain liabilities, including transaction expenses, debt and liabilities not arising in the ordinary course of business. The adjustment reflects the excluded assets and liabilities with the offsetting related impact to retained earnings.
B.Reflects cash consideration transferred for the Acquisition and cash payment for accrued and estimated transaction costs. Cash payment for transaction costs already incurred and accrued, and estimated transaction costs is $1.8 million and $6.5 million, respectively.

(in thousands)
Cash transaction consideration	$33,277
Cash payment of accrued and estimated transaction costs	8,303
Pro forma adjustment to Cash and cash equivalents	$41,580
C.Reflects the removal of Salient Partners’ historical goodwill and recording of the preliminary goodwill for the estimated acquisition consideration in excess of the fair value of the net assets acquired in connection with the Acquisition:

(in thousands)
Fair value of consideration transferred in excess of preliminary fair value of assets acquired and liabilities assumed	$21,374
Salient Partners’ historical goodwill amount	(25,922)
Pro forma adjustment to goodwill	$(4,548)

Notes To Unaudited Pro Forma Condensed Combined Financial Information
D.Reflects the incremental balance of intangible assets, net to be recorded considering Salient Partners’ historical intangible assets, net and the preliminary purchase accounting adjustments for the estimated fair value of acquired intangible assets based on the acquisition method of accounting:

(in thousands)
Fair value of acquired intangible assets	$19,300
Salient Partners’ historical intangible assets, net	(2,046)
Pro forma adjustment to intangible assets, net	$17,254
E.Reflects the incremental balance of Investments be recorded considering Salient Partners’ historical Investments and the preliminary purchase accounting adjustments for the estimated fair value of acquired Investments based on the acquisition method of accounting:

(in thousands)
Fair value of acquired investments	$6,600
Salient Partners’ historical investments	(4,659)
Pro forma adjustment to investments	$1,941
F.Reflects the adjustment of transaction costs incurred and accrued related to the Acquisition. This adjustment only includes transaction costs incurred by Westwood as transaction expenses incurred by Salient Partners are excluded from Westwood’s assumed liabilities.
G.Reflects the accrual of the estimated fair value of the contingent consideration arrangements within the transaction. The contingent consideration was assessed to be liability classified:

(in thousands)
Estimated fair value of the Revenue Retention Payment	$10,637
Estimated fair value of the Growth Earnout Payment	2,362
Pro forma adjustment to contingent consideration	$12,999
H.Reflects the adjustments to retained earnings:

(in thousands)
Salient Partners’ historical Retained Earnings Adjusted for assets not acquired, liabilities not assumed (see Note 5(A))	$(31,629)
Retained Earnings impact of Westwood estimated transaction related costs (see Note 5(B))	(6,480)
Pro forma adjustment to retained earnings	$(38,109)

Note 6. Transaction Accounting Adjustments for Condensed Combined Statements of Operations
Adjustments included in the Transaction Accounting Adjustments column in the accompanying unaudited pro forma condensed combined statements of operations the nine months ended September 30, 2022 and for the year ended December 31, 2021 are as follows:
A.Reflects the adjustments to eliminate Salient Partners’ historical amortization expense and record new amortization expense based on the estimated fair value of the identifiable acquired intangible assets:

	Nine months ended September 30, 2022	Year ended December 31, 2021
	(in thousands)
Elimination of historical amortization on intangible assets	$—	$—
Amortization of acquired intangible assets	$1,945	$2,593
Pro forma net adjustment to general and administrative expenses	$1,945	$2,593

Notes To Unaudited Pro Forma Condensed Combined Financial Information
B.Reflects the adjustments to information technology, professional services, general and administrative, and Employee compensation and benefits expenses to record transaction costs expected to be incurred in conjunction with the Acquisition.
C.Reflects the adjustments in expenses related to liabilities not assumed in connection with the Acquisition. As stated in Note 5(A), Westwood is not assuming certain liabilities of Salient Partners, including Subordinated debt, Senior debt, Note payable, restructuring fee payable, and SBA Loan. This adjustment removes historical expenses related to the liabilities not assumed.

	Nine months ended September 30, 2022	Year ended December 31, 2021
	(in thousands)
Debt modification costs	$298	$1,247
Interest expense	1,120	2,912
Restructuring fee	1,750	750
SBA loan forgiven	—	(1,711)
Term loan including interest forgiveness	—	(17,715)
Total	$3,168	$(14,517)
D.Reflects compensation expense related to newly issued restricted stock grants issued in conjunction with the Acquisition. 468,607 shares were granted with a grant date fair value of $5.0 million. The grant is subject only to service condition of 5 years, and will cliff vest upon the employee providing the requisite service.

	Nine months ended September 30, 2022	Year ended December 31, 2021
	(in thousands)
Employee compensation and Benefits	$750	$1,000
E.Following the close of the Acquisition, Salient Partners will be subject to U.S. federal income taxes, in addition to state, and local income taxes. As a result, the unaudited pro forma condensed consolidated statement of operations reflects adjustments to income tax expense to reflect a blended statutory rate of 26%.

	Nine months ended September 30, 2022	Year ended December 31, 2021
	(in thousands)
Salient Partners’ historical pre-tax income (loss)	$(2,901)	$14,463
Pro forma adjustments	473	(24,777)
Total loss	(2,428)	(10,314)
Blended statutory rate	26%	26%
Income tax provision	(631)	(2,682)
F.The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon Westwood’s weighted average number of shares outstanding:

Notes To Unaudited Pro Forma Condensed Combined Financial Information

	Nine months ended September 30, 2022	Year ended December 31, 2021
	(in thousands, except per share and share amounts)
Numerator
Pro forma net income (loss) attributable to common stockholders, basis and diluted	$(3,300)	$5,525

Denominator
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, basic	7,867,555	7,875,395
Dilutive potential shares from unvested restricted shares (1)	—	248,503
Weighted-average shares used in computing net income (loss) per share attributable to common stockholders, diluted	7,867,555	8,123,898
Net income (loss) per share attributable to common stockholders, basic	$(0.42)	$0.70
Net income (loss) per share attributable to common stockholders, diluted	$(0.42)	$0.68
(1) The Company has an undetermined amount of contingently issuable shares related to the Growth Earnout Payment. The conditions to satisfy the issuance of these shares are not met yet, as these shares will be evaluated for issuance at a future date based off of conditions that will be assessed at that point in time. These contingently issuable shares are excluded from the diluted EPS calculation.

	Nine months ended September 30, 2022	Year ended December 31, 2021
The weighted-average shares for pro forma diluted earnings per share was computed as below:
Historical Westwood weighted-average shares outstanding	7,867,555	7,875,395
Historical Westwood dilutive potential shares from unvested restricted shares	—	52,577
Dilutive potential shares from unvested restricted shares as if the Acquisition had occurred January 1, 2021(1)	—	195,926
Total	7,867,555	8,123,898
(1) As the Company has a net loss for the nine months ended September 30, 2022, the impact of any additional dilutive shares would be anti-dilutive, as such, no additional shares are included. The dilutive potential shares included for the year ended December 31, 2021 are related to the 468,607 shares granted. See footnote 6(D) for more details.